UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): June 3, 2020

Rapid7, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-37496	35-2423994
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

120 Causeway Street,	Boston,	Massachusetts	02114
(Address of principal executive offices)			(Zip Code)
Registrant’s telephone number, including area code: (617) 247-1717

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Securities Exchange Act of 1934:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value per share	RPD	The Nasdaq Global Market
Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company  ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.
On June 3, 2020, Rapid7, Inc. (the “Company”) filed an amendment to its amended and restated certificate of incorporation (the “Charter Amendment”) with the Secretary of State of the State of Delaware. Effective upon the filing of the Charter Amendment, the Charter Amendment and an amendment to the Company’s amended and restated bylaws (the “Bylaw Amendment”) became effective.
As further described in the Company's definitive proxy statement on Schedule 14A filed with the U.S. Securities and Exchange Commission on April 22, 2020, the Charter Amendment and Bylaw Amendment had two effects: (i) to phase in the declassification of the Company's board of directors to allow its stockholders to vote on the election of directors generally on an annual basis, rather than on a staggered basis (the “Declassification Amendment”) and (ii) to eliminate, as of June 30, 2022, the supermajority vote requirement for stockholders of the Company to amend the Company's amended and restated certificate of incorporation and amended and restated bylaws (collectively, the “Organizational Documents”) and replace it with a majority vote standard (the “Supermajority Amendment”).

As a result of the Declassification Amendment, directors whose terms expire at the 2021 and 2022 annual meetings of stockholders would be elected for one-year terms, and beginning with the 2023 annual meeting of stockholders, all directors will be elected for one-year terms at each annual meeting of stockholders.

As a result of the Supermajority Amendment, the Company's stockholders will be permitted to amend the Organizational Documents by a simple majority of the outstanding shares on or after June 30, 2022.

The foregoing description of the Charter Amendment and the Bylaw Amendment is qualified in its entirety by reference to (1) the Certificate of Amendment to the Amended and Restated Certificate of Incorporation filed as Exhibit 3.1 hereto, and (2) the Amendment to the Amended and Restated Bylaws filed as Exhibit 3.2 hereto, each of which is incorporated herein by reference.

Item 5.07 Submission of Matters to a Vote of Security Holders.
On June 3, 2020, the Company held its 2020 Annual Meeting of Stockholders (the “Annual Meeting”), at which a quorum was present. At the Annual Meeting, the Company's stockholders voted on the following five proposals: (i) to elect the three nominees for director to hold office until the 2023 Annual Meeting of Stockholders (“Proposal 1”), (ii) to ratify the selection by the Audit Committee of the Company’s board of directors of KPMG LLP as the independent registered public accounting firm of the Company for its fiscal year ending December 31, 2020 (“Proposal 2”), (iii) to approve, on an advisory basis, the compensation of the Company's named executive officers as described in the Company’s definitive proxy statement on Schedule 14A filed with the U.S. Securities and Exchange Commission on April 22, 2020 (“Proposal 3”), (iv) to approve an amendment to the Company's amended and restated certificate of incorporation to declassify the Company's board of directors as of the date of the Company's 2023 annual meeting of the stockholders (“Proposal 4”), and (v) to approve an amendment to the Company's amended and restated certificate of incorporation to eliminate, as of June 30, 2022, the supermajority voting requirement for stockholder of the Company to amend the Organizational Documents (“Proposal 5”). The final results of the voting on each proposal are set forth below.
Proposal 1 - Election of Directors

The Company’s stockholders approved Proposal 1. The voting results were as follows:

Nominee	Votes For	Votes Withheld	Broker Non-Votes
Judy Bruner	39,084,001	2,036,495	6,046,293
Benjamin Holzman	39,693,689	1,426,807	6,046,293
Tom Schodorf	38,520,756	2,599,740	6,046,293

There were no abstentions with respect to Proposal 1.

Proposal 2 - Ratification of the Selection by the Audit Committee of the Board of Directors of KPMG LLP as the Independent Registered Public Accounting Firm of the Company for its Fiscal Year Ending December 31, 2020

The Company’s stockholders approved Proposal 2. The voting results were as follows:

Votes For	Votes Against	Abstentions	Broker Non-Votes
46,584,020	550,265	32,504	—

Proposal 3 - Advisory Vote on Executive Compensation

The Company’s stockholders approved, on a non-binding advisory basis, Proposal 3. The voting results were as follows:

Votes For	Votes Against	Abstentions	Broker Non-Votes
36,609,814	4,459,687	50,995	6,046,293

Proposal 4 - Amendment to Company's Certificate of Incorporation to Declassify Board of Directors by 2023 Annual Meeting of Stockholders

The Company’s stockholders approved Proposal 4. The voting results were as follows:

Votes For	Votes Against	Abstentions	Broker Non-Votes
41,079,704	24,632	16,160	6,046,293

Proposal 5 - Amendment to Company's Certificate of Incorporation to Eliminate Supermajority Voting Requirement as of June 30, 2022

The Company’s stockholders approved Proposal 5. The voting results were as follows:

Votes For	Votes Against	Abstentions	Broker Non-Votes
39,428,221	1,577,281	114,994	6,046,293

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

3.1	Certificate of Amendment to Amended and Restated Certificate of Incorporation of Rapid7, Inc.
3.2	Amendment to Amended and Restated Bylaws of Rapid7, Inc.
104	Cover Page Interactive Data File (embedded within the inline XBRL document)

SIGNATURES
        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Rapid7, Inc.

Dated: June 5, 2020	By:	/s/ Jeff Kalowski
Jeff Kalowski
Chief Financial Officer